FOR IMMEDIATE RELEASE
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                 PROCTER & GAMBLE - FIRST QUARTER 2002/03 UPDATE
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                    PROCTER & GAMBLE REMAINS COMFORTABLE WITH
                   GUIDANCE AHEAD OF CONFERENCE PARTICIPATION
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         CINCINNATI, September 27, 2002 - The Procter & Gamble Company (NYSE:PG)
today stated that it is comfortable with its previously stated volume, sales and earnings per share growth guidance for both the September 2002 quarter and the fiscal year. This information will be included in Chief Executive Officer Clayt Daley's presentation at the October 2nd Merrill Lynch Global Branded Consumer Products Conference.

         For the September 2002 quarter, volume is expected to grow double digits. Excluding the impact of acquisitions and divestitures, volume growth is forecasted to be in the high single digit percent range. Sales, excluding foreign exchange, are expected to finish the quarter with growth in the high single digit range. Core earnings per share, which excludes restructuring program charges, are expected to grow in the mid teens range.

          "The interventions that we have made over the course of the last 18 months to sharpen our focus and improve the consumer value propositions on key brands are clearly building momentum on our top line and bottom line," said Daley. "Despite the continuation of the tough global economic environment, we continue to see a strong consumer response to our leading innovation, effective marketing and competitive pricing programs."

         For the fiscal year 2003, core earnings per share are expected to grow at the company's long-term growth target of double digits. Sales, excluding foreign exchange impacts, are expected to grow four to six percent.

     Mr. Daley will speak at the 10th Annual Merrill Lynch Global Branded Consumer Products Conference in London, England on Wednesday, Oct. 2, 2002. Media and investors may access the live audio webcast at www.pg.com/investors, beginning at approximately 6:55 a.m. ET. The webcast will also be available for replay.

         All statements, other than statements of historical fact included in this news release, are forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. In addition to the risks and uncertainties noted in this news release, there are certain factors that could cause results to differ materially from those anticipated by some of the statements made. These include the achievement of the business unit volume and income growth projections (including the ability to achieve growth projections in significant developing markets), the successful integration of the Company's O-2005 structure, the ability to maintain key customer relationships, the achievement of the company's cost containment goals, the continued political and/or economic uncertainty in Latin America and the Middle East, any political and/or economic uncertainty due to terrorist activities, as well as factors listed in Management's Discussion and Analysis of Financial Condition and Results of Operations in the Company's most recently filed Forms 10-K and 8-Ks.

About Procter & Gamble
----------------------
         P&G is celebrating 165 years of providing trusted quality brands that make every day better for the world's consumers. We market nearly 300 brands - including Pampers(R), Tide(R), Ariel(R), Always(R), Whisper(R), Pantene(R), Bounty(R), Pringles(R), Folgers(R), Charmin(R), Downy(R), Lenor(R), Iams(R), Crest(R), Actonel(R), Olay(R) and Clairol(R) - in more than 160 countries around the world. The P&G community consists of nearly 102,000 employees working in almost 80 countries worldwide. Please visit www.pg.com for the latest news and in-depth information about P&G and its brands.

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     P&G Media Contact:
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     Linda Ulrey - (513) 983-8975   (Before 9:00 a.m. ET)
     1-866-PROCTER (1-866-776-2837) (After 9:00 a.m. ET)

     P&G Investor Relations Contact:
     ------------------------------
     John P. Goodwin - (513) 983-2414